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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2006

                                BRADY CORPORATION
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-14959

       Wisconsin                                          39-0971239
(State of Incorporation)                       (IRS Employer Identification No.)

                            6555 West Good Hope Road
                           Milwaukee, Wisconsin 53223
              (Address of Principal Executive Offices and Zip Code)

                                 (414) 358-6600
                         (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 14, 2006, Brady Corporation completed the private placement of $200 million in ten-year notes at 5.3 percent to institutional investors. The notes will be amortized in equal installments over 7 years, beginning in 2010. The notes have been fully and unconditionally guaranteed on an unsecured basis by Brady Corporation's domestic subsidiaries. Brady intends to use the net proceeds of the offering to finance previously announced acquisitions and future acquisitions, and for general corporate purposes. The sale was exempt from the registration requirements of the Securities Act of 1933. The notes will not be registered for resale and may not be resold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The First Supplement to Note Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. Further information is included in Brady's press release filed as
Exhibit 99 to this report and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit No.                      Description of Exhibit
-----------   ------------------------------------------------------------
  10.1        First Supplement to Note Purchase Agreement

  99.1        Press Release of Brady Corporation, dated February 16, 2006.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BRADY CORPORATION

Date: February 17, 2006           /s/ David Mathieson
                                  -----------------------------------
                                  David Mathieson
                                  Vice President &
                                  Chief Financial Officer